UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 20, 2010
Lakes Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-24993	41-1913991

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Cheshire Lane, Suite 101, Minnetonka, Minnesota	55305

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 449-9092
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
          On October 20, 2010, Lakes Tunica Casino Management, LLC (“Lakes”), an indirect wholly owned subsidiary of Lakes Entertainment, Inc. amended the Development Services and Management Agreement (“Agreement”) with Abston-McKay Ventures, LLC dated January 5, 2010 relating to the development and management services for the development and management of a potential casino located in Tunica, Mississippi (“Amendment”). The Amendment changed the fee based on a percentage of EBITDA as follows: In Year One: nine percent (9%) of the first $10 million of EBITDA; eleven percent (11%) of EBITDA between $10 million and $16,436,000; thirteen percent (13%) of all EBITDA in excess of $24,700,000; in all years thereafter: nine percent (9%) of the first $10 million of EBITDA; eleven percent (11%) of EBITDA between $10 million and $20 million; thirteen percent (13%) of all EBITDA in excess of $20 million. Additionally, Lakes shall also receive a one-time payment of $1,050,000 at the end of the third full year of operations. If such payment cannot, or will not, be paid to Lakes at such time, such payment shall accrue simple interest at a rate of six month LIBOR plus 2% until such payment is made to Lakes.
          All other fees Lakes is entitled to under the Agreement remain unchanged.
          A copy of the agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
(a)	Not Applicable

(b)	Not Applicable

(c)	Not Applicable

(d)	Exhibit

10.1	First Amendment to Development Services and Management Agreement Between Abston-McKay Ventures, LLC and Lakes Tunica Casino Management, LLC.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKES ENTERTAINMENT, INC. (Registrant)
Date: October 22, 2010	/s/ Timothy J. Cope
	Name:	Timothy J. Cope
	Title:	President and Chief Financial Officer

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